UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2012 (March 27, 2012)

Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On March 27, 2012, HCP, Inc., a Maryland corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”), by and among the Company, the financial institutions referred to therein and Bank of America, N.A., as administrative agent (the “Administrative Agent”), amending the Credit Agreement, dated as of March 11, 2011, by and among the Company, the lenders from time to time party thereto and the Administrative Agent (the “Credit Agreement” as amended by the Amendment, the “Amended Credit Agreement”).

The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2011, and is incorporated herein by reference.

The Amendment, among other things, reduces (i) the applicable margin rates on the revolving loans under the Amended Credit Agreement, so that the loans outstanding under the Amended Credit Agreement will bear interest at a rate per annum equal to LIBOR plus a margin ranging from 1.00% to 1.85%, and (ii) the applicable facility fee rates, which the Company is obligated to pay on the aggregate amount of the revolving commitments, to a rate per annum ranging from 0.15% to 0.45%, in each case based on the Company’s senior unsecured long-term debt ratings.

The Amendment also extends the maturity date of the revolving loans under the Amended Credit Agreement by one year from March 11, 2015 to March 11, 2016.  Other terms of the Credit Agreement were substantially unchanged, including a one-year extension option at the Company’s discretion, and the ability to increase the commitments by an aggregate amount of up to $500 million, subject to customary conditions.

Certain of the lenders party to the Amendment and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursements or other payments.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01                                 Regulation FD Disclosure.

On March 27, 2012, the Company issued a press release announcing the Amendment.  A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01                                 Financial Statements and Exhibits.

(d)           Exhibit.  The following exhibit is being filed herewith:

No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated March 27, 2012, by and among the Company, as borrower, the financial institutions referred to therein, and Bank of America, N.A., as administrative agent.

99.1	Text of the Press Release, dated March 27, 2012.*

*   Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the "SEC") pursuant to Item 7.01 hereto and shall not be deemed filed with the SEC, nor shall such exhibit be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2012

HCP, INC.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated March 27, 2012, by and among the Company, as borrower, the financial institutions referred to therein, and Bank of America, N.A., as administrative agent.

99.1	Text of the Press Release, dated March 27, 2012.*

*   Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the "SEC") pursuant to Item 7.01 hereto and shall not be deemed filed with the SEC, nor shall such exhibit be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.